Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696

MEDTRONIC REPORTS FIRST QUARTER EARNINGS

•	Revenue of $4.3 Billion Grew 4% on Constant Currency Basis; 5% as Reported

•	Non-GAAP Diluted EPS of $0.93, Growth of 6%; GAAP Diluted EPS of $0.87, Decline of 6%

•	Company Reiterates FY15 Revenue Growth Outlook and EPS Guidance

•	Company Reaffirms Commitment to Covidien Transaction

MINNEAPOLIS - Aug. 19, 2014 - Medtronic, Inc. (NYSE: MDT) today announced financial results for its first quarter of fiscal year 2015, which ended July 25, 2014.

The company reported worldwide first quarter revenue of $4.273 billion, compared to the $4.083 billion reported in the first quarter of fiscal year 2014, an increase of 4 percent on a constant currency basis after adjusting for a $34 million foreign currency benefit or 5 percent as reported. As reported, first quarter net earnings were $871 million, or $0.87 per diluted share, a decrease of 9 percent and 6 percent, respectively, over the same period in the prior year.  First quarter net earnings and diluted earnings per share on a non-GAAP basis were $934 million and $0.93, an increase of 4 percent and 6 percent, respectively, over the same period in the prior year.

U.S. revenue of $2.333 billion increased 6 percent. International revenue of $1.940 billion increased 2 percent on a constant currency basis or 3 percent as reported. International sales accounted for 45 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $539 million increased 11 percent on a constant currency basis or 9 percent as reported and represents 13 percent of company revenue.

“Our first quarter results are a solid start to fiscal year 2015,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Our growth was broad based across businesses and geographies. I was especially pleased that our innovation pipeline is delivering strong results, particularly in the U.S., which had its highest revenue growth performance in 5 years.”

Cardiac and Vascular Group
The Cardiac and Vascular Group includes the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral businesses.  The Group had worldwide sales in the quarter of $2.254 billion, representing an increase of 3 percent on a constant currency basis or 4 percent as reported.  Group revenue performance was driven by growth in Low Power, Structural Heart, Aortic & Peripheral, and AF & Other - which included growth from Hospital Solutions and Cardiocom - partially offset by declines in High Power and Coronary. Group international sales of $1.235 billion declined 1 percent on a constant currency basis and grew 1 percent as reported.

Cardiac Rhythm & Heart Failure revenue of $1.256 billion grew 4 percent on a constant currency basis or 5 percent as reported.  High Power revenue was $627 million, a decrease of 5 percent on a constant currency basis. The company expects improved performance in High Power going forward as a result of the recent U.S. FDA approval of the company’s Viva™ XT CRT-D, with its AdaptiveCRT™ algorithm and Attain® Performa™ quadripolar lead. Low Power revenue was $525 million, an increase of 10 percent on a constant currency basis.  Results were driven by the strong ongoing global launch of the Reveal LINQ™ insertable cardiac monitor.

Coronary & Structural Heart revenue of $766 million grew 1 percent on a constant currency basis or 2 percent as reported. Coronary revenue of $428 million declined 2 percent on a constant currency basis. This above-market performance was driven by sales of drug-eluting stents, which grew 2 percent on a constant currency basis on the strength of the company’s Resolute® Integrity® drug-eluting stent. Structural Heart revenue of $338 million grew 6 percent on a constant currency basis. After adjusting for the German customer advance purchases of CoreValve® in Q1 of last fiscal year in anticipation of the since resolved injunction, Structural Heart grew in the upper teens on a constant currency basis. Q1 results were driven by strong execution on the ongoing U.S. launch of the CoreValve® transcatheter aortic heart valve.

Aortic & Peripheral revenue of $232 million grew 5 percent on a constant currency basis or 6 percent as reported. In Aortic, the company’s market-leading Endurant® II and Valiant® Captivia® stent grafts have each gained 2 points of share in the AAA and Thoracic markets, respectively. In Peripheral, the IN.PACT® Admiral® and Pacific® drug-coated balloons for the SFA continued to deliver strong growth in international markets.

Restorative Therapies Group
The Restorative Therapies Group includes the Spine, Neuromodulation, and Surgical Technologies businesses. The Group had worldwide sales in the quarter of $1.603 billion, representing an increase of 3 percent on both a constant currency and reported basis. Group revenue performance was driven by growth in Neuromodulation and Surgical Technologies, offset by declines in Spine. Group international sales of $531 million increased 7 percent on a constant currency basis or 8 percent as reported.

Spine revenue of $743 million declined 3 percent on both a constant currency and reported basis, with declines in Core Spine and BMP offsetting growth in Interventional Spine. Core Spine revenue of $552 million declined 2 percent on a constant currency basis. Going forward, the company believes new product launches will result in improved performance. Interventional Spine revenue of $81 million grew 4 percent on a constant currency basis. BMP revenue of $110 million declined 11 percent on a constant currency basis, although the company did see sequential stability in underlying demand for BMP.

Neuromodulation revenue of $479 million increased 11 percent on a constant currency basis or 12 percent as reported, driven by solid growth in Pain Stim, DBS, and Gastro/Uro.  The business continues to see traction from the RestoreSensor® SureScan® MRI system, growth in Activa® deep brain stimulation systems as a result of both the continued referral development in the U.S. and international momentum from the EARLYSTIM data, and strong implant rates for InterStim® Therapy.

Surgical Technologies revenue of $381 million grew 5 percent on a constant currency basis or 6 percent as reported with steady growth across all three businesses: ENT, Neurosurgery, and Advanced Energy.  The acquisition of Visualase, Inc. was completed at the end of the quarter, a promising MRI-guided laser ablation technology for neurosurgery, adding to the Restorative Therapies Group’s broad suite of neuroscience solutions.

Diabetes Group
Diabetes revenue of $416 million grew 12 percent on a constant currency basis or 13 percent as reported.  Growth in the quarter continued to be driven by strong performance in the U.S. from the MiniMed® 530G with Enlite®, the first and only system that automatically stops insulin delivery if glucose levels fall below a predetermined threshold.

Revenue Outlook and Earnings per Share Guidance
The company reiterated its revenue outlook and diluted earnings per share (EPS) guidance for fiscal year 2015. In fiscal year 2015, the company continues to expect full-year revenue growth in the range of 3 to 5 percent on a constant currency basis, and diluted non-GAAP EPS in the range of $4.00 to $4.10, which implies annual diluted non-GAAP EPS growth in the range of 6 to 9 percent after adjusting for certain items.

"We are confident that our strategies - therapy innovation, globalization, and economic value - will further strengthen, diversify, and expand our market-leading competitive position,” said Ishrak. “We believe we can accelerate these strategies with the Covidien acquisition, which we are fully committed to completing in the calendar fourth quarter of 2014 or early 2015.”

Webcast Information
Medtronic will host a webcast today, August 19, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts, and news media.  This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

Financial Schedules
To view the first quarter financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic, Inc., headquartered in Minneapolis is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.

NO OFFER OR SOLICITATION
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION
Medtronic Holdings Limited, which will be renamed Medtronic plc (“New Medtronic”), has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes the preliminary Joint Proxy Statement of Medtronic, Inc. (“Medtronic”) and Covidien plc (“Covidien”) that also constitutes a preliminary Prospectus of New Medtronic. The registration statement is not complete and will be further amended. Medtronic and Covidien plan to make available to their respective shareholders the final Joint Proxy Statement/Prospectus (including the Scheme) in connection with the transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING THE SCHEME) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDTRONIC, COVIDIEN, NEW MEDTRONIC, THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the preliminary Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed with the SEC by New Medtronic, Medtronic and Covidien through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the preliminary Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Medtronic and New Medtronic with the SEC by contacting Medtronic Investor Relations at investor.relations@medtronic.com or by calling 763-505-2696, and will be able to obtain free copies of the preliminary Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Covidien by contacting Covidien Investor Relations at investor.relations@covidien.com or by calling 508-452-4650.

PARTICIPANTS IN THE SOLICITATION
Medtronic, New Medtronic and Covidien and certain of their respective directors and executive officers and employees may be considered participants in the solicitation of proxies from the respective shareholders of Medtronic and Covidien in respect of the transactions contemplated by the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Medtronic and Covidien in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the final Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding Medtronic’s directors and executive officers is contained in Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 25, 2014 and its Proxy Statement on Schedule 14A, dated July 11, 2014, which are filed with the SEC. Information regarding Covidien’s directors and executive officers is contained in Covidien’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and its Proxy Statement on Schedule 14A, dated January 24, 2014, which are filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this communication that refer to New Medtronic’s, Medtronic's and/or Covidien’s estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Medtronic's and/or Covidien’s current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. It is important to note that these goals and expectations are not predictions of actual performance. Actual results may differ materially from current expectations depending upon a number of factors affecting New Medtronic's business, Medtronic's business, Covidien’s business and risks associated with the proposed transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the Covidien acquisition; subsequent integration of the Covidien acquisition and the ability to recognize the anticipated synergies and benefits of the Covidien acquisition; the risk that the required regulatory approvals for the proposed transactions are not obtained, are delayed or are subject to conditions that are not anticipated; the anticipated size of the markets and continued demand for Medtronic's and Covidien's products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of Medtronic or Covidien debt) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the medical device industry, including competition in the medical device industry; product liability claims; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; variability of trade buying patterns; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; potential for adverse pricing movement; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; reduction or interruption in supply; product quality problems; the availability and pricing of third-party sourced products and materials; risks associated with self-insurance and commercial insurance; successful compliance with governmental regulations applicable to New Medtronic’s, Medtronic's and Covidien's facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; health care policy changes; risks associated with international operations; changes in tax laws or interpretations that could increase New Medtronic's, Medtronic’s and/or Covidien’s consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New Medtronic being treated as a domestic corporation for United States federal tax purposes; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Medtronic's periodic public filings with the SEC, including but not limited to Medtronic's Annual Report on Form 10-K for the fiscal year ended April 25, 2014, in Covidien’s periodic public filings with the SEC, including but not limited to Covidien’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and from time to time in Medtronic's and Covidien’s other investor communications. Except as expressly required by law, each of New Medtronic and Medtronic disclaims any intent or obligation to update or revise these forward-looking statements.

Earnings per share guidance excludes adjustments relating to acquisition-related items and net restructuring charges, and any unusual charges or gains that might occur during the fiscal year. The guidance provided only reflects information available to Medtronic at this time. Furthermore, the revenue outlook and earnings per share guidance does not contemplate the expected closing of the Covidien transaction.

Statement Required by the Irish Takeover Rules
The earnings guidance contained in this press release constitutes a profit forecast for the purposes of the Irish Takeover Rules. In accordance with Rule 28.4 of the Irish Takeover Rules, this profit forecast shall be repeated in the S-4 Registration Statement to be filed in connection with the Covidien Transaction, and the reports required by Rule 28.3 of the Irish Takeover Rules shall be mailed to Covidien shareholders with the S-4 Registration Statement. The directors of Medtronic accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Medtronic (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2014.
-end-

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

											Q1 FY15		Q1 FY15
											Year over Year	Currency	Year over Year
	FY14	FY14	FY14	FY14	FY14	FY15	FY15	FY15	FY15	FY15	Reported	Impact	Constant Currency
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	YTD	QTR 1	QTR 2	QTR 3	QTR 4	YTD	Growth	on Growth (a)	Growth
REPORTED REVENUE :
High Power	$655	$713	$655	$734	$2,757	$627	$—	$—	$—	$627	(4)%	$5	(5)%
Low Power	474	477	439	503	1,892	525	—	—	—	525	11	5	10
AF & Other	64	83	90	109	347	104	—	—	—	104	63	2	59
CARDIAC RHYTHM & HEART FAILURE	1,193	1,273	1,184	1,346	4,996	1,256	—	—	—	1,256	5	12	4
Coronary	435	427	436	446	1,744	428	—	—	—	428	(2)	3	(2)
Structural Heart	313	281	281	337	1,212	338	—	—	—	338	8	5	6
CORONARY & STRUCTURAL HEART	748	708	717	783	2,956	766	—	—	—	766	2	8	1
AORTIC & PERIPHERAL	219	218	218	240	895	232	—	—	—	232	6	2	5
CARDIAC & VASCULAR GROUP	2,160	2,199	2,119	2,369	8,847	2,254	—	—	—	2,254	4	22	3
Core Spine	563	556	554	579	2,253	552	—	—	—	552	(2)	1	(2)
Interventional Spine	78	80	77	83	317	81	—	—	—	81	4	—	4
BMP	124	110	113	124	471	110	—	—	—	110	(11)	—	(11)
SPINE	765	746	744	786	3,041	743	—	—	—	743	(3)	1	(3)
NEUROMODULATION	428	479	478	513	1,898	479	—	—	—	479	12	5	11
SURGICAL TECHNOLOGIES	361	377	386	438	1,562	381	—	—	—	381	6	2	5
RESTORATIVE THERAPIES GROUP	1,554	1,602	1,608	1,737	6,501	1,603	—	—	—	1,603	3	8	3
DIABETES GROUP	369	393	436	460	1,657	416	—	—	—	416	13	4	12
TOTAL	$4,083	$4,194	$4,163	$4,566	$17,005	$4,273	$—	$—	$—	$4,273	5%	$34	4%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)

											Q1 FY15
											Year over Year
	FY14	FY14	FY14	FY14	FY14	FY15	FY15	FY15	FY15	FY15	Reported
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	YTD	QTR 1	QTR 2	QTR 3	QTR 4	YTD	Growth
REPORTED REVENUE :
High Power	$386	$429	$375	$395	$1,585	$354	$—	$—	$—	$354	(8)%
Low Power	187	202	172	212	773	241	—	—	—	241	29
AF & Other	34	49	51	59	194	59	—	—	—	59	74
CARDIAC RHYTHM & HEART FAILURE	607	680	598	666	2,552	654	—	—	—	654	8
Coronary	142	140	132	134	549	134	—	—	—	134	(6)
Structural Heart	103	107	102	133	444	147	—	—	—	147	43
CORONARY & STRUCTURAL HEART	245	247	234	267	993	281	—	—	—	281	15
AORTIC & PERIPHERAL	81	84	81	87	332	84	—	—	—	84	4
CARDIAC & VASCULAR GROUP	933	1,011	913	1,020	3,877	1,019	—	—	—	1,019	9
Core Spine	369	365	364	369	1,468	352	—	—	—	352	(5)
Interventional Spine	57	57	55	60	229	58	—	—	—	58	2
BMP	110	96	98	106	409	96	—	—	—	96	(13)
SPINE	536	518	517	535	2,106	506	—	—	—	506	(6)
NEUROMODULATION	294	338	330	343	1,304	322	—	—	—	322	10
SURGICAL TECHNOLOGIES	234	241	242	261	979	244	—	—	—	244	4
RESTORATIVE THERAPIES GROUP	1,064	1,097	1,089	1,139	4,389	1,072	—	—	—	1,072	1
DIABETES GROUP	209	230	271	271	981	242	—	—	—	242	16
TOTAL	$2,206	$2,338	$2,273	$2,430	$9,247	$2,333	$—	$—	$—	$2,333	6%

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

											Q1 FY15		Q1 FY15
											Year over Year	Currency	Year over Year
	FY14	FY14	FY14	FY14	FY14	FY15	FY15	FY15	FY15	FY15	Reported	Impact	Constant Currency
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	YTD	QTR 1	QTR 2	QTR 3	QTR 4	YTD	Growth	on Growth (a)	Growth
REPORTED REVENUE :
High Power	$269	$284	$280	$339	$1,172	$273	$—	$—	$—	$273	1%	$5	—%
Low Power	287	275	267	291	1,119	284	—	—	—	284	(1)	5	(3)
AF & Other	30	34	39	50	153	45	—	—	—	45	50	2	43
CARDIAC RHYTHM & HEART FAILURE	586	593	586	680	2,444	602	—	—	—	602	3	12	1
Coronary	293	287	304	312	1,195	294	—	—	—	294	—	3	(1)
Structural Heart	210	174	179	204	768	191	—	—	—	191	(9)	5	(11)
CORONARY & STRUCTURAL HEART	503	461	483	516	1,963	485	—	—	—	485	(4)	8	(5)
AORTIC & PERIPHERAL	138	134	137	153	563	148	—	—	—	148	7	2	6
CARDIAC & VASCULAR GROUP	1,227	1,188	1,206	1,349	4,970	1,235	—	—	—	1,235	1	22	(1)
Core Spine	194	191	190	210	785	200	—	—	—	200	3	1	3
Interventional Spine	21	23	22	23	88	23	—	—	—	23	10	—	10
BMP	14	14	15	18	62	14	—	—	—	14	—	—	—
SPINE	229	228	227	251	935	237	—	—	—	237	3	1	3
NEUROMODULATION	134	141	148	170	594	157	—	—	—	157	17	5	13
SURGICAL TECHNOLOGIES	127	136	144	177	583	137	—	—	—	137	8	2	6
RESTORATIVE THERAPIES GROUP	490	505	519	598	2,112	531	—	—	—	531	8	8	7
DIABETES GROUP	160	163	165	189	676	174	—	—	—	174	9	4	6
TOTAL	$1,877	$1,856	$1,890	$2,136	$7,758	$1,940	$—	$—	$—	$1,940	3%	$34	2%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million. Therefore, the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	July 25,	July 26,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$539	$495	9%	$(11)	(2)%	11%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)
Emerging Market Revenue includes revenues from Asia Pacific (except Australia, Japan, Korea, and New Zealand), Central and Eastern Europe, Greater China, Latin America, the Middle East and Africa, and South Asia.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended
	July 25, 2014	July 26, 2013
	(in millions, except per share data)
Net sales	$4,273	$4,083

Costs and expenses:
Cost of products sold	1,105	1,022
Research and development expense	365	360
Selling, general, and administrative expense	1,506	1,416
Special charges	—	40
Restructuring charges, net	30	18
Acquisition-related items	41	(96)
Amortization of intangible assets	87	86
Other expense, net	51	44
Interest expense, net	5	40
Total costs and expenses	3,190	2,930

Earnings before income taxes	1,083	1,153

Provision for income taxes	212	200

Net earnings	$871	$953

Basic earnings per share	$0.88	$0.94

Diluted earnings per share	$0.87	$0.93

Basic weighted average shares outstanding	992.6	1,009.7
Diluted weighted average shares outstanding	1,005.2	1,021.2

Cash dividends declared per common share	$0.305	$0.280

MEDTRONIC, INC.
NET EARNINGS AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATION
(Unaudited)
(in millions, except per share data)

	Three months ended July 25, 2014
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$1,083	$871	$0.87
Adjustments:
Restructuring charges, net (a)	30	22	0.02
Acquisition-related items (b)	41	41	0.04
As adjusted	$1,154	$934	$0.93

	Three months ended July 26, 2013
	Earnings Before Income Taxes	Net Earnings	Diluted EPS
GAAP	$1,153	$953	$0.93
Adjustments:
Special charges (c)	40	26	0.03
Restructuring charges, net (d)	18	15	0.01
Acquisition-related items (e)	(96)	(96)	(0.09)
As adjusted	$1,115	$898	$0.88

		Net Earnings	Diluted EPS
Year over year percent change:
GAAP		(9)%	(6)%
As adjusted		4%	6%

(a)
The $22 million ($0.02 per share) after-tax ($30 million pre-tax) restructuring charges, net includes the $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $6 million after-tax ($8 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2014 restructuring initiative. The first quarter fiscal year 2015 restructuring charge for the fiscal year 2014 initiative consists primarily of contract termination and other related costs. The reversal was primarily a result of certain employees identified for elimination finding other positions within the Company and revisions to particular strategies. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $41 million ($0.04 per share) after-tax ($41 million pre-tax) acquisition-related items primarily includes costs incurred in connection with the pending Covidien acquisition (an SEC filing fee, amortization of bridge financing fees, advisory, legal, and other costs). In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $26 million ($0.03 per share) special charge represents an after-tax charitable cash donation ($40 million pre-tax) made to the Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this special charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this special charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)
The $15 million ($0.01 per share) after-tax ($18 million pre-tax) restructuring charge was a continuation of our fourth quarter fiscal year 2013 restructuring initiative and consisted primarily of contract termination fees. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this restructuring charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this restructuring charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e)The $96 million ($0.09 per share) after-tax ($96 million pre-tax) of net income related to acquisition-related items primarily includes income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. The change in fair value of contingent consideration payments is primarily related to adjustments in Ardian contingent consideration. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 25, 2014	April 25, 2014
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,336	$1,403
Investments	12,626	12,838
Accounts receivable, less allowances of $116 and $115, respectively	3,690	3,811
Inventories	1,836	1,725
Tax assets	599	736
Prepaid expenses and other current assets	683	697

Total current assets	20,770	21,210

Property, plant, and equipment	6,541	6,439
Accumulated depreciation	(4,165)	(4,047)
Property, plant, and equipment, net	2,376	2,392

Goodwill	10,696	10,593
Other intangible assets, net	2,341	2,286
Long-term tax assets	199	300
Other assets	1,172	1,162

Total assets	$37,554	$37,943

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,477	$1,613
Accounts payable	685	742
Accrued compensation	787	1,015
Accrued income taxes	153	164
Deferred tax liabilities	19	19
Other accrued expenses	1,312	2,006

Total current liabilities	5,433	5,559

Long-term debt	10,323	10,315
Long-term accrued compensation and retirement benefits	680	662
Long-term accrued income taxes	1,251	1,343
Long-term deferred tax liabilities	377	386
Other long-term liabilities	242	235

Total liabilities	18,306	18,500

Commitments and contingencies

Shareholders’ equity:

Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	99	100
Retained earnings	19,637	19,940
Accumulated other comprehensive loss	(488)	(597)

Total shareholders’ equity	19,248	19,443

Total liabilities and shareholders’ equity	$37,554	$37,943

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	July 25, 2014	July 26, 2013
(in millions)
Operating Activities:
Net earnings	$871	$953
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	215	208
Amortization of debt discount and issuance costs	3	2
Acquisition-related items	2	(96)
Provision for doubtful accounts	8	14
Deferred income taxes	98	30
Stock-based compensation	34	31
Other, net	(12)	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	94	85
Inventories	(96)	(95)
Accounts payable and accrued liabilities	(163)	(330)
Other operating assets and liabilities	17	181
Certain litigation payments	(761)	—
Net cash provided by operating activities	310	983
Investing Activities:
Acquisitions, net of cash acquired	(146)	(17)
Additions to property, plant, and equipment	(109)	(78)
Purchases of investments	(1,600)	(2,757)
Sales and maturities of investments	1,853	2,195
Other investing activities, net	(4)	(9)
Net cash used in investing activities	(6)	(666)
Financing Activities:
Acquisition-related contingent consideration	(5)	(1)
Change in short-term borrowings, net	862	761
Repayment of short-term borrowings (maturities greater than 90 days)	—	(125)
Payments on long-term debt	(3)	(4)
Dividends to shareholders	(304)	(281)
Issuance of common stock	154	568
Repurchase of common stock	(1,065)	(1,340)
Other financing activities	6	—
Net cash used in financing activities	(355)	(422)
Effect of exchange rate changes on cash and cash equivalents	(16)	14
Net change in cash and cash equivalents	(67)	(91)
Cash and cash equivalents at beginning of period	1,403	919
Cash and cash equivalents at end of period	$1,336	$828
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$146	$70
Interest	22	27